           INDENTURE, dated as of March 22, 1999, between Jordan Industries, Inc., an Illinois corporation (the "Company"), and U.S. Bank Trust National Association, as trustee (the "Trustee").

           Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10 3/8% Series C Senior Notes due 2007 (the "Series C Notes") and the Company's 10 3/8% Series D Senior Notes due 2007 (the "Series D Notes" and, together with the Series C Notes, the "Securities").


                                   ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1.      DEFINITIONS.

           "Affiliate" means any of the following:

                  (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company,

                  (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) above,

                  (iii) any trust in which any such Person described in clause (i) or (ii) above has a beneficial interest, and

                  (iv) any corporation or other organization of which any such Persons described above collectively own 50% or more of the equity of such entity.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property (other than (i) the sale or disposition of any Restricted Investment, (ii) the sale or lease of inventory, equipment, receivables or other assets in the ordinary course of business, (iii) Receivables Financings, (iv) any sale or transfer of properties or assets by the Company or a Restricted Subsidiary to the Company or any other Restricted Subsidiary, (v) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted pursuant to
Section 5.1 or (vi) Restricted Payments permitted by Section 4.5).

           "Bankruptcy Law" means title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

           "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligations" means any obligation that is required to be classified and accounted for as a capitalized lease for financial purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

           "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any Preferred Stock.

           "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition Issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank that has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investor Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and (d) money market accounts or funds with or Issued by Qualified Issuers.

           "Cash Flow" means, for any given period and Person, the sum of, without duplication, Consolidated Net Income, plus

                  (i) the portion of Net Income attributable to the minority interests in its Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus

                  (ii) provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus

                  (iii) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus

                  (iv) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs and Incentive Arrangements), plus

                  (v) noncapitalized transaction costs incurred in connection with financings, acquisitions or dispositions (including, but not limited to, financing and refinancing fees, to the extent deducted in computing Consolidated Net Income), plus

                  (vi) all depreciation and all other noncash charges (including, without limitation, those charges relating to purchase accounting adjustments to the extent deducted in computing Consolidated Net Income), plus

                  (vii) interest income, to the extent such income was not included in computing Consolidated Net Income, plus

                  (viii) all dividend payments on Preferred Stock (whether or not paid in cash), to the extent deducted in computing Consolidated Net Income, plus

                  (ix) any extraordinary or nonrecurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income,

provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

           "Cash Flow Coverage Ratio" means, for any given period and Person, the ratio of:

                  (i)      Cash Flow, divided by

                  (ii) the sum of Consolidated Interest Expense and the amount of all dividend payments on any series of Preferred Stock of such Person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock)), in each case, without duplication;

provided, however, that if any such calculation includes any period during which an acquisition or sale of a Person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

           "Certificated Securities" means Securities that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

           "Change of Control" means the occurrence of any of the following:
(i) the Jordan Stockholders shall fail to be the beneficial owners, directly or indirectly, of at least 22% of the outstanding shares of common stock of the Company on a fully-diluted basis (provided that the Issuance of any shares of the Company's common stock pursuant to a primary public offering shall not be considered to have diluted such percentage ownership); or (ii) the Company is merged or consolidated with another corporation, or all or substantially all of the assets of the Company are sold, leased or conveyed to another Person, and the Jordan Stockholders are not the beneficial owners, directly or indirectly, immediately following such transaction, of at least 22% of the Equity Interests (which are entitled to vote in the election of directors or other governing body) of the corporation surviving any such consolidation or merger, or the Person to which such sale, lease or conveyance shall have been made; or (iii) the Company is liquidated or dissolved.

           "Commission" means the Securities and Exchange Commission.

           "Company" means Jordan Industries, Inc. until a successor replaces it in accordance with Article 5 and thereafter means the successor, and shall include any and all other obligors on the Securities.

           "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or Senior Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

           "Consolidated Interest Expense" means, for any given period and Person, the aggregate of the interest expense in respect of all Indebtedness of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all noncash interest payments, the interest portion of any deferred payment obligation and the interest component of Capital Lease Obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided, however, that for the purpose of the Cash Flow Coverage Ratio (with respect to Sections 4.7 and 5.1), Consolidated Interest Expense shall be calculated on a Pro Forma Basis; provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Plan, the Prior Offering and the Offering and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

           "Consolidated Net Income" means, for any given period and Person, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

         (i) the Net Income of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such acquisition shall be excluded, and

         (ii) Consolidated Net Income of any Person will not include, without duplication, any deduction for:

                  (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time,

                  (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements),

                  (C) any noncapitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees),

                  (D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and

                  (E) any nonrecurring charge arising out of the restructuring or consolidation of the operations of any Person(s) or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of such Person(s) or business by the Company or any Restricted Subsidiary;

provided, however, that for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

           "Consolidated Net Worth" with respect to any Person means, as of any date, the consolidated equity of the common stockholders of such Person (excluding the accumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such Person's Preferred Stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided, however, that Consolidated Net Worth shall also include, without duplication:

           (i)   the amortization of all write-ups of inventory,

           (ii) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive
Arrangements),

           (iii) any noncapitalized transaction costs incurred in connection with financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees),

           (iv) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time,

           (v) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity,

           (vi) any nonrecurring cash charge arising out of the restructuring or consolidation of the operations of any Person(s) or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of such Person(s) or business by the Company or any Restricted Subsidiary, and

           (vii) any extraordinary or nonrecurring charge arising out of the implementation of SFAS 106 or SFAS 109;

provided, however, that for purposes of determining Consolidated Net Worth (with respect to Section 5.1), Consolidated Net Worth shall be calculated on a Pro Forma Basis.

           "Corporate Trust Office" shall be at the address of the Trustee specified in Section 10.2 or such other address as the Trustee may give notice to the Company.

           "Credit Agreement" means the credit agreement, dated July 25, 1997 entered into by JII, Inc. and certain of its Subsidiaries, the lenders named therein in their capacities as lenders thereunder and BankBoston, N.A., as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by Section 4.7, or adding Subsidiaries of JII, Inc. as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

           "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

           "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter "Depositary" shall mean or include such successor.

           "Discount Debentures" means the 11 3/4% Senior Subordinated Discount Debentures due 2009 of the Company.

           "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Securities.

           "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation); provided, however, that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Offer" means the offer by the Company to Holders of Series C Notes to exchange their Series C Notes for Series D Notes pursuant to the Registration Rights Agreement.

           "GAAP" means generally accepted accounting principles, consistently applied, as of the Issue Date. All financial and accounting determinations and calculations under this Indenture shall be made in accordance with GAAP.

           "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 in the form of the Security attached hereto as Exhibit A.

           "Hedging Obligations" means, with respect to any Person, the Obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations in, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

           "Holder" means a Person in whose name a Security is registered.

           "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, noncompetition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

           "Indebtedness" means, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided, however, that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

           "Indenture" means this Indenture as amended or supplemented from time to time.

           "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Jefferies & Company, Inc. and BancBoston Robertson Stephens Inc.

           "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

           "Issue" means to create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "Issuing," "Issuer," "Issuance" and "Issued" have meanings correlative to the foregoing.

           "Issue Date" means the date on which Securities are first Issued pursuant to the Indenture.

           "JI Properties Services Agreement" means the JI Properties Services Agreement, between the Company and JI Properties, Inc., as in effect on the Issue Date.

           "Jordan Stockholders" means John W. Jordan, II, and/or his heirs, executors and administrators, and/or The John W. Jordan, II Revocable Trust, The Jordan Family Trust and/or any other trust established by John W. Jordan, II whose beneficiaries are John W. Jordan, II and/or his lineal descendants or other relatives.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open.

           "Liquidated Damages" has the meaning set out in the Registration Rights Agreement.

           "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

           "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable Issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of:

         (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale (other than the Securities and the Series B Notes) and legal, accounting, management, advisory and investment banking fees and sales commissions),

         (ii)     taxes paid or payable as a result thereof,

         (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date,

         (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and

         (v) any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

           "Nonrestricted Subsidiary" means Motors and Gears Holdings, Inc. and its Subsidiaries, Jordan Telecommunication Products, Inc. and its Subsidiaries, JI Properties, Inc. and its Subsidiaries, and any other Subsidiary of the Company other than a Restricted Subsidiary.

           "Obligations" means, with respect to any Indebtedness, all principal, interest, premium, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

           "Offering" means the offering and sale of the Securities as contemplated by the Offering Memorandum.

           "Offering Memorandum" means the offering memorandum, dated March 17, 1999, relating to the Company's offering and placement of the Securities.

           "Officer" means the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of the Company.

           "Officers' Certificate" means a certificate signed by two Officers.

           "Opinion of Counsel" means a written opinion in form and substance satisfactory to, and from legal counsel who is acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).

           "Other Permitted Indebtedness" means:

         (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the Issue Date and all related Obligations as in effect on such date (including the Series B Notes, the Discount Debentures and the Securities);

         (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers' acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) Issued in the ordinary course of business, or other Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims;

         (iii)   Refinancing Indebtedness, provided that:

                  (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith,

                  (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and

                  (C) in the case of Refinancing Indebtedness for subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Securities at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

         (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not Issued in compliance with Section 4.15);

         (v) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with making permitted Restricted Payments under clause (iv) or (v) of Section 4.5(b) and guarantees by the Company of Capital Lease Obligations of the Company's Nonrestricted Subsidiaries up to the aggregate amount permitted by clause (xv) of Section 4.5(b);

         (vi) Indebtedness of any Nonrestricted Subsidiary; provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

         (vi) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations;

         (vii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business;

         (ix) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary; provided that such Indebtedness was not Issued by such Person in connection with or in anticipation of such acquisition and that such Indebtedness is nonrecourse to the Company and any other Restricted Subsidiary and the Company and such other Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

         (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture;

         (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company if the Indebtedness so guaranteed is permitted under this Indenture and the Securities are guaranteed by such Restricted Subsidiary to the extent required by Section 4.15;

         (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiaries if the Indebtedness so guaranteed is permitted under this Indenture;

         (xiii) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; and

         (xiv) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets.

            "Permitted Liens" means:

            (a)  with respect to the Company and the Restricted Subsidiaries,

                  (1) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (4) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (5) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

                  (6) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the Issue Date, provided that

                           (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or Issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property,

                           (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property,

                           (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and

                           (D)      the Issuance of the Indebtedness to
                                    purchase the Acquired Property is permitted by Section 4.7;

                  (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (8) judgment and attachment Liens not giving rise to an Event of Default;

                  (9) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

                  (10) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations;

                  (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries;

                  (12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

                  (13) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

                  (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (15) Liens existing on the Issue Date and any extensions, renewals or replacements thereof; and

                  (16) any Lien granted to the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for senior Indebtedness permitted by the terms of this Indenture;

           (b)   with respect to the Restricted Subsidiaries,

                  (1) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (2) Liens securing Indebtedness Issued by Restricted Subsidiaries if such Indebtedness is permitted by
                           (A) Section 4.7(a), (B) Section 4.7(b)(i), (b)(ii),
                           (b)(iii) or (b)(iv), or (C) clause (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens),
                           (vii), (ix) or (x) of the definition of Other Permitted Indebtedness;

                  (3) Liens securing intercompany Indebtedness Issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary;

                  (4) additional Liens at any one time outstanding with respect to assets of the Restricted Subsidiaries the aggregate fair market value of which does not exceed $10,000,000 (the fair market value of any such asset is to be determined on the date such Lien is granted on such asset); and

                  (5) Liens securing guarantees by Restricted Subsidiaries of Indebtedness Issued by the Company if such guarantees are permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries Issuing such guarantees) of the definition of Other Permitted Indebtedness; and

           (c)   with respect to the Company,

                  (1) Liens securing Indebtedness Issued by the Company under the Credit Agreement if such Indebtedness is permitted by Section 4.7 (including, but not limited to, Indebtedness Issued by the Company under the Credit Agreement pursuant to Section 4.7(b)(i) and/or (iv));

                  (2) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness is subject to Liens) or
                           (vii) of the definition of Other Permitted
                           Indebtedness; and

                  (3) Liens securing guarantees by the Company of Indebtedness Issued by Restricted Subsidiaries if
                           (x) such Indebtedness is permitted by Section 4.7 (including, but not limited to, Indebtedness Issued by Restricted Subsidiaries under the Credit Agreement pursuant to Sections 4.7(b)(i) and/or (v)) and (y) such guarantees are permitted by clause
                           (xii) (but only in respect of Indebtedness Issued by the Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.7) of the definition of Other Permitted Indebtedness;

provided, however, that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company Issued under the Credit Agreement pursuant to Section 4.7 and any permitted Refinancing Indebtedness of such Indebtedness and (B) guarantees by the Company of Indebtedness Issued by Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.7 and any permitted Refinancing Indebtedness of such Indebtedness.

           "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Plan" means the Company's 1997 Recapitalization and Reposition Plan as referenced in the Offering Memorandum and all agreements, instruments and transactions pursuant thereto.

           "Postpetition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness which is not subordinated in right of payment to any other Indebtedness of the Company, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

           "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

           "Prior Offering" means the offer and sale of the Series B Notes.

           "Pro Forma Basis" means, for purposes of determining Consolidated Net Income, Cash Flow, and Consolidated Interest Expense in connection with the Cash Flow Coverage Ratio (including, in connection with Section 4.5, the incurrence of Indebtedness pursuant to Section 4.7(a) and Consolidated Net Worth for purposes of Section 5.1), giving pro forma effect to (x) any acquisition or sale of a Person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any related restructuring charges in respect of restructurings, consolidations, compensation or head-count reductions or other cost savings which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness which is determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date; (2) if interest on any Indebtedness actually incurred on the determined date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period; and (3), notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

           "Qualified Issuer" means any commercial bank (a) which has capital and surplus in excess of $100,000,000, and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investor Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

           "Qualified Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Stock.

           "QIB" shall mean "qualified institutional buyer" as defined in Rule 144A.

           "Receivables" means, with respect to any person or entity, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or leased or the rendition of services rendered no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including, without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom),
(iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

           "Receivables Financing" means (i) the sale or other disposition of Receivables arising in the ordinary course of business or (ii) the sale or other disposition of Receivables arising in the ordinary course of business to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables.

           "Receivables Subsidiary" means a Subsidiary of the Company that is exclusively engaged in Receivables Financings and activities reasonably related thereto.

           "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries Issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness Issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness Issued under the Credit Agreement, and (iii) any additional Indebtedness Issued to pay premiums and fees in connection with clauses (i) and (ii).

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and between the Company, and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time.

           "Restricted Investment" means any capital contribution to, or other debt or equity investment in (other than certain investments in marketable securities and other negotiable instruments permitted by this Indenture), any Nonrestricted Subsidiary or any Person other than a Restricted Subsidiary or the Company, provided that Restricted Investments will not include any Incentive Arrangements. The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) included in the original Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Restricted Investment. Notwithstanding the foregoing, the assignment by the Company and the assumption by a Nonrestricted Subsidiary of operating leases of the Company shall not be deemed a Restricted Investment so long as the Obligations of the Company thereunder are not increased thereby.

           "Restricted Securities" means Securities that bear or are required to bear the legends set forth in Exhibit A hereto.

           "Restricted Subsidiary" means:

         (i) any Subsidiary of the Company existing on the Issue Date, other than a Nonrestricted Subsidiary, and

         (ii) any other Subsidiary of the Company formed, acquired or existing after the Issue Date that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved by a majority of the Board of Directors, provided that any Restricted Subsidiary that is organized under the laws of a foreign jurisdiction and whose stock or ownership interests are sold or transferred to a Nonrestricted Subsidiary may, by resolution approved by a majority of the Board of Directors, be thereafter designated and considered as a Nonrestricted Subsidiary.

           "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or head-count reduction, or any other cost savings, of any Persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

           "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

           "SAR Agreements" means any agreements of the Company with regard to stock appreciation rights in effect on the Issue Date.

           "Securities" has the meaning set forth in the preamble to this Indenture.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Series B Notes" means the Company's 10 3/8% Series B Senior Notes due 2007, which were issued on October 3, 1997 in a registered exchange offer for the Company's 10 3/8% Series A Senior Notes due 2007.

           "SFAS 106" means Statement of Financial Accounting Standards No. 106.

           "SFAS 109" means Statement of Financial Accounting Standards No. 109.

           "Significant Subsidiary" means (i) any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act and (ii) any other Restricted Subsidiary of the Company that is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

           "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

           "Subsidiary" of any Person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person (regardless of whether such Equity Interests are owned directly by such Person or through one or more Subsidiaries).

           "Subsidiary Advisory Agreements" means the Subsidiary Advisory Agreements, between the Company and each of its Restricted and Nonrestricted Subsidiaries, as in effect on the Issue Date.

           "Subsidiary Consulting Agreements" means the Subsidiary Consulting Agreements, between the Company and each of its Restricted and Nonrestricted Subsidiaries, as in effect on the Issue Date.

           "Tax Sharing Agreement" means the tax sharing agreement between the Company and each of its Subsidiaries, as in effect on the Issue Date.

           "TJC Management Consulting Agreement" means the TJC Management Consulting Agreement, between the Company and TJC Management Corporation, as in effect on the Issue Date.

           "Transition Agreement" means the transition agreement between the Company and Motors and Gears Holdings, Inc. and the transition agreement between the Company and Jordan Telecommunication Products, Inc., as in effect on the Issue Date.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code ss.ss.77aaa-77bbbb) as in effect on the Issue Date.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

           "Trust Officer" means the chairman of the board, the president or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

           "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Issuer's option.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

Section 1.2.      OTHER DEFINITIONS.

                                                                 Defined in
                  Term                                           Section

         "Affiliate Transaction".................................      4.8
         "Asset Sale Disposition Date"...........................     4.14
         "Asset Sale Offer Amount" ..............................     4.14
         "Asset Sale Trigger Date" ..............................     4.14
         "Change of Control Trigger Date"........................     4.13
         "covenant defeasance option"............................      8.1
         "DTC"...................................................      2.3
         "Disposition"...........................................      5.1
         "Event of Default"......................................      6.1
         "Excess Proceeds".......................................     4.14
         "legal defeasance option"...............................      8.1
         "Notice of Default".....................................      6.1
         "Offer".................................................      3.8
         "Other Indebtedness"....................................     4.15
         "Other Indebtedness Guarantee"..........................     4.15
         "Paying Agent"..........................................      2.3
         "Purchase Date".........................................      3.8

         "Registrar".............................................      2.3
         "Restricted Payments"...................................      4.5
         "Successor Corporation".................................      5.1
         "Trustee Expenses"......................................      6.8


Section 1.3.      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined in a Commission rule under the TIA have the meanings so assigned to them therein.

Section 1.4.      RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it under GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the
                      plural include the singular; and

                  (5) provisions apply to successive events and transactions.


                                   ARTICLE 2.
                                 THE SECURITIES

Section 2.1.      FORM AND DATING.

           The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

           The Securities will be Issued (i) in the form of a Global Security, substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto), and (ii) in the form of a Certificated Security, substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). The Global Security shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon; provided that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

           The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.      EXECUTION AND AUTHENTICATION.

           Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

           A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee's signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A.

           The Trustee shall upon a Company Order authenticate Securities for original Issuance up to an aggregate principal amount of $155,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $155,000,000 except as provided in Section 2.7.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.3.      REGISTRAR AND PAYING AGENT.

           The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the TIA's provisions. The agreement shall implement this Indenture's provisions that relate to such Agent.

           The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

           The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to Global Securities. The Trustee shall act as custodian for the Depositary with respect to the Global Securities.

Section 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Securities or for the payment of principal of, premium, if any, and interest on, the Securities, and will notify the Trustee of any Default by the Company in providing the Paying Agent with sufficient funds to (i) purchase Securities tendered pursuant to a Change of Control Offer, (ii) redeem Securities called for redemption, or (iii) make any payment of principal, premium or interest due on the Securities. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

Section 2.5.      HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with ss. 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders including the aggregate principal amount of the Securities each holds, and the Company shall otherwise comply with ss. 312(a) of the TIA.

Section 2.6.      TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Registrar or co-registrar with a request (1) to register the transfer of the Certificated Securities or (2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that any Certificated Securities so presented shall (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the

Registrar duly executed by such Holder or by his attorney duly authorized in writing; and (B) in the case of a Restricted Security such request shall be accompanied by the following additional documents:

                  (i) if such Restricted Security is being delivered to the Registrar or co-registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (iii) if such Restricted Security is being transferred to an accredited "institutional investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the
                           Securities Act, a transferee letter of
                           representations (in substantially the form attached hereto as Exhibit C); or

                  (iv) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may be exchanged for a beneficial interest in a Global Security only upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with

                  (i) written instructions directing the Trustee to make an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security; and

                  (ii) if such Certificated Security is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) to the effect that such Certificated Security is being transferred to a QIB in accordance with Rule 144A;

in which case the Trustee shall cancel such Certificated Security and cause the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Certificated Security. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary), from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Security, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of Global Securities to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Security in the appropriate principal amount; provided that in the case of a Restricted Security such instructions shall be accompanied by the following additional documents:

                  (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                  (iii) if such Restricted Security is being transferred to an accredited "institutional investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the
                           Securities Act, a transferee letter of
                           representations (in substantially the form attached as hereto as Exhibit C); or

                  (iv) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

           Certificated Securities Issued in exchange for a beneficial interest in a Global Security shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

                  (e) Transfer and Exchange of Global Securities. Notwithstanding any other provision of this Indenture, the Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary; provided that if

                  (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice, or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the Issuance of Certificated Securities under this Indenture,

then the Company shall execute, and the Trustee shall authenticate and deliver, Certificated Securities in an aggregate principal amount equal to the aggregate principal amount of the Global Security in exchange for such Global Security.

                  (f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in the Global Security have either been exchanged for Certificated Securities, redeemed, repurchased or canceled, the Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Security is exchanged for Certificated Securities, redeemed, repurchased or canceled, the aggregate principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such reduction.

                  (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Securities and Global Securities at the Registrar's request. All Certificated Securities and Global Securities Issued upon any registration of transfer or exchange of Certificated Securities or Global Securities shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Securities or Global Securities surrendered upon such registration of transfer or exchange.

           No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges (without transfer to another Person) pursuant to Section 2.10, 3.6, 3.8 or 9.5, which the Company shall pay).

           The Company shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (iii) register the transfer of or exchange a Security between a record date and the next succeeding interest payment date.

           Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (h) Exchange of Series C Notes for Series D Notes. The Series C Notes may be exchanged for Series D Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

           The Company shall present the Trustee with an Officers' Certificate certifying the following:

                  (A) upon Issuance of the Series D Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                  (B) the principal amount of Series C Notes properly tendered in the Exchange Offer that are represented by Global Securities and the principal amount of Series C Notes properly tendered in the Exchange Offer that are represented by Certificated Securities, the name of each Holder of such Certificated Securities, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Certificated Securities for Series D Notes shall be registered and sent for each such Holder.

           The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series D Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in
Section 6(c)(ix)(A)(2) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Security for Series D Notes in aggregate principal amount equal to the aggregate principal amount of Series C Notes represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) Certificated Securities representing Series D Notes registered in the names of and in the principal amounts indicated in such Officers' Certificate.

           If the principal amount at maturity of the Global Security for the Series D Notes is less than the aggregate principal amount at maturity of the Global Security for the Series C Notes, the Trustee shall make an endorsement on such Global Security for Series C Notes indicating a reduction in the principal amount at maturity represented thereby.

           The Trustee shall deliver such Certificated Securities for Series D Notes to the Holders thereof as indicated in such Officers' Certificate.

Section 2.7.      REPLACEMENT SECURITIES.

           If any mutilated Security is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall Issue and the Trustee, upon the Company's written order signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security.

           Every replacement Security is an additional Obligation of the Company.

Section 2.8.      OUTSTANDING SECURITIES.

           The Securities outstanding at any time are all the Securities the Trustee has authenticated except for those it has canceled, those delivered to it for cancellation, and those described in this Section as not outstanding.

           If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Security.

           If the entire principal of and premium, if any, and accrued interest on any Security is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

           Subject to Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.9.      TREASURY SECURITIES.

           In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities that the Company or an Affiliate own shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Securities that the Company or an Affiliate offers to purchase or acquire pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

Section 2.10.     TEMPORARY SECURITIES.

           Until Certificated Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the Company's written order signed by two Officers, shall authenticate Certificated Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Certificated Securities.

Section 2.11.     CANCELLATION.

           The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, any co-registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, replacement, payment (including all Securities called for redemption and all Securities accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Securities and shall destroy all canceled Securities (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to the Company unless by a Company Order, the Company shall direct that canceled Securities be returned to it. The Company may not Issue new Securities to replace Securities that have been canceled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or an Affiliate acquires any Securities (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until such Securities are delivered to the Trustee for cancellation.

Section 2.12.     DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Securities and
Section 4.1. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     RECORD DATE.

           The record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in ss. 316(c) of the TIA.

Section 2.14.     CUSIP NUMBER.

           A "CUSIP" number will be printed on the Securities, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

Section 2.15.     LEGENDS.

                  (a) Except as permitted by subsection (b) or (c) hereof, each Security shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

                  (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (i) in the case of any Restricted Security that is a Certificated Security, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Certificated Security that does not bear the legends required by subsection (a) above; and

                  (ii) in the case of any Restricted Security represented by a Global Security, such Restricted Security shall not be required to bear the legends required by subsection (a) above but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided that with respect to any request for an exchange of a Restricted Security that is represented by a Global Security for a Certificated Security that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

                  (c) The Company shall issue and the Trustee shall authenticate Series D Notes in exchange for Series C Notes accepted for exchange in the Exchange Offer. The Series D Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series C Notes is either (A) a broker-dealer who purchased such Series C Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series C Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.


                                   ARTICLE 3.
                                   REDEMPTION

Section 3.1.      NOTICES TO TRUSTEE.

           If the Company elects to redeem Securities pursuant to Section 3.7, it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of redemption is to be mailed by the Company to the Holders, an Officers' Certificate stating that the Company has elected to redeem Securities pursuant to Section 3.7, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Securities to be redeemed, the redemption price for such Securities and the amount of accrued and unpaid interest on such Securities as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Securities held by, each Holder.

           If the Company is required to offer to purchase Securities pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least 2 Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Securities the Company is offering to purchase pursuant to the Offer, the purchase price for such Securities, and the amount of accrued and unpaid interest on such Securities as of the Purchase Date.

           The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 3.2.      SELECTION OF SECURITIES TO BE REDEEMED OR PURCHASED.

           If less than all the Securities are to be redeemed or if less than all the Securities tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Securities to be redeemed or accepted for payment pro rata, by lot or by a method that complies with the requirements of any exchange, if any, on which the Securities or the Series B Notes are listed and that the Trustee considers fair and appropriate and for this purpose the Trustee shall consider the Securities and the Series B Notes together as one series. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least 5 business days prior to the date notice of redemption is to be mailed, (i) select the Securities to be redeemed from Securities outstanding not previously called for redemption, and (ii) notify the Company of the names of each Holder of Securities selected for redemption, the principal amount of Securities held by each such Holder and the principal amount of such Holder's Securities that are to be redeemed. If less than all Securities tendered pursuant to an Offer on the Purchase Date are to be accepted for payment, the Trustee shall select on or promptly after the Purchase Date the Securities to be accepted for payment. The Trustee shall select for redemption or purchase Securities or portions of Securities in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are selected for redemption or purchase, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or tendered pursuant to an Offer also apply to portions of Securities called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption or selected for purchase.

Section 3.3.      NOTICE OF REDEMPTION.

           At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Securities or portions thereof to be redeemed. The notice shall identify the Securities or portions thereof to be redeemed and shall state:

                  (1)      the redemption date;

                  (2) the redemption price for the Securities and the amount of unpaid and accrued interest on such Securities as of the date of redemption;

                  (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be Issued;

                  (4)      the name and address of the Paying Agent;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Securities;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

           At the Company's request, the Trustee shall (at the Company's expense) give notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Securities pursuant to Section 3.7(a) or 3.7(b), as the case may be, and (iv) sets forth the aggregate principal amount of Securities to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Securities held by, each Holder.

Section 3.4.      EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

Section 3.5.      DEPOSIT OF REDEMPTION PRICE.

           On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

           If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on such Securities on the applicable redemption date, whether or not such Securities are presented for payment. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal and premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Securities and in Section 4.1.

Section 3.6.      SECURITIES REDEEMED IN PART.

           Upon surrender of a Security that is redeemed in part, the Company shall Issue and the Trustee shall authenticate for the Holder at the Company's expense a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7.      OPTIONAL REDEMPTION PROVISIONS.

           The Securities may not be redeemed at the option of the Company prior to August 1, 2002. During the twelve-month period beginning August 1 of the years indicated below, the Securities will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest to the date of redemption:

Year                                                            Percentage
----                                                            ----------

2002............................................................ 105.188%
2003............................................................ 102.594%
2004 and thereafter............................................. 100.000%


Section 3.8.      MANDATORY PURCHASE PROVISION.

                  (a) Within 30 days after any Change of Control Trigger Date or Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating:

                  (i)      that an offer ("Offer") is being made pursuant to
                           Section 4.13 or 4.14, as the case may be, the length of time the Offer shall remain open and the maximum aggregate principal amount of Securities that the Company is offering to purchase;

                  (ii) the purchase price for the Securities (as set forth in Section 4.13 or 4.14, as the case may be), the amount of accrued and unpaid interest and Liquidated Damages, if any, on such Securities as of the purchase date, and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Purchase Date"));

                  (iii) that any Security not accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Securities and Series B Notes accepted for payment, interest shall cease to accrue on such Securities after the Purchase Date;

                  (v) that Holders electing to tender any Security or portion thereof will be required to surrender their Security, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date; provided that Holders electing to tender only a portion of any Security must tender a principal amount of $1,000 or integral multiples thereof;

                  (vi) that Holders will be entitled to withdraw their election to tender Securities if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

                  (vii) that Holders whose Securities are accepted for payment in part will be Issued new Securities equal in principal amount to the unpurchased portion of Securities surrendered; provided that only Securities in a principal amount of $1,000 or integral multiples thereof will be accepted for payment.

                  (b) On the Purchase Date, the Company will, to the extent required by this Indenture and the Offer,

                  (i) accept for payment Securities or portions thereof tendered pursuant to such Offer,

                  (ii) deposit with the Paying Agent an amount sufficient to purchase the lesser of (a) the Securities and Series B Notes or portions thereof tendered pursuant to such Offer, and (b) the maximum aggregate principal amount of Securities and Series B Notes that the Company offered to purchase pursuant to such Offer, and

                  (iii) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder that tendered Securities and the principal amount of the Securities or portions thereof tendered by each such Holder.

                  (c) With respect to any Offer, if less than all of the Securities tendered pursuant to an Offer are to be purchased by the Company, the Trustee shall select on the Purchase Date the Securities or portions thereof to be accepted for payment pursuant to Section 3.2.

                  (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest and Liquidated Damages, if any, on, such Securities, (ii) with respect to any tendered Security not accepted for payment in whole or in part, the Trustee shall return such Security to the Holder thereof, and (iii) with respect to any Security accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Security equal in principal amount to the unpurchased portion of the tendered Security.

                  (e) The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                  (f) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

                  (g) With respect to any Offer, if the Company deposits with the Paying Agent on the Purchase Date an amount sufficient to purchase all Securities accepted for payment, interest shall cease to accrue on such Securities after the Purchase Date; provided, however, that if the Company fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Securities until such deposit is made.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.1.      PAYMENT OF SECURITIES.

           The Company shall pay the principal of, and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Holders of Securities must surrender their Securities to the Paying Agent to collect principal payments. Principal, premium and interest shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries) holds as of 10:00 a.m. Eastern Time money the Company deposited in immediately available funds designated for and sufficient to pay all principal, premium, if any, and interest then due. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Securities. The Company shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

Section 4.2.      SEC REPORTS.

                  (a) The Company shall file with the Trustee, within 15 days after the time of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided, that the Company shall not be in default of the provisions of this Section 4.2 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. The Company shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.2 to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. The Company shall also comply with the provisions of TIA ss. 314(a).

                  (b) If the Company is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries (and similar financial statements for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders promptly, but in any event, within 120 days after the end of each of the fiscal years of the Company and within 60 days after the end of each of the first three fiscal quarters of each such fiscal year.

                  (c) So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A, the Company shall, upon request, provide the information as would be required by clause (d)(4) thereunder if the Company were subject to the requirements of such clause to each Holder and to each beneficial owner and prospective purchaser of Securities identified by any Holder of Restricted Securities.

                  (d) Notwithstanding anything herein to the contrary, the Trustee shall have no duty to review such documents for purposes of determining their compliance with any provision of this Indenture.

Section 4.3.      COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any or interest on, the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.2 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Section 4.1, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 or of Article 5 or, if
any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument that could result in an Event of Default under Section 6.1(4), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

Section 4.4.      STAY, EXTENSION AND USURY LAWS.

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5.      LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

                  (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and other than dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company),

                  (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interest purchased from the Company or any Restricted Subsidiary),

                  (iii) voluntarily prepay Indebtedness that is subordinated to the Securities, whether any such subordinated Indebtedness is outstanding on, or Issued after, July 25, 1997, or

                  (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments and Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

                  (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

                  (2) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company shall not be able to Issue $1.00 of additional Indebtedness pursuant to Section 4.7(a); or

                  (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made after July 25, 1997, exceeds the sum, without duplication, of

                           (A) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after July 25, 1997 and ending as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment, plus

                           (B) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company from the Issue or sale of Equity Interests or warrants, options or rights to acquire Equity Interests of the Company or any Restricted Subsidiary subsequent to July 25, 1997 (other than Equity Interests Issued or sold to a Restricted Subsidiary and other than Disqualified Stock), plus

                           (C)      $5,000,000, plus

                           (D) the amount by which the principal amount of and any accrued interest on either senior Indebtedness of the Company or any Indebtedness of the Restricted Subsidiaries (not held by the Company or any Restricted Subsidiary) is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to July 25, 1997 of such Indebtedness for Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to Persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange, plus

                           (E)      if any Nonrestricted Subsidiary is
                                    redesignated as a Restricted Subsidiary, the fair market value (as determined by the Board of Directors in good faith) of such Nonrestricted Subsidiary as of the date it is redesignated; provided, however, that for purposes of this clause (E), the fair market value of any redesignated Nonrestricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to Section 4.5(b)(iii).

                  (b) Notwithstanding Section 4.5(a), the following Restricted Payments may be made:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would comply with the provisions hereof;

                  (ii) the retirement of any of the Company's Capital Stock or subordinated Indebtedness in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, other Capital Stock (other than Disqualified Stock) and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made pursuant to Section 4.5(a);

                  (iii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $50,000,000 after July 25, 1997 (it being understood that if any Restricted Investment acquired with a Restricted Payment after July 25, 1997 pursuant to this Section 4.5(b)(iii) is sold, transferred or otherwise conveyed to any Person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this Section 4.5(b)(iii), so that up to $50,000,000 of Restricted Investments may be outstanding under this Section 4.5(b)(iii) at any given time);

                  (iv) the repurchase or redemption of the Company's common stock upon the death of Thomas H. Quinn, pursuant to the terms of an employment agreement, dated as of February 25, 1988, between the Company and Thomas H. Quinn; provided, however, that the funds necessary to satisfy the Company's obligation to repurchase or redeem such Common Stock shall be fully reimbursed by insurance;

                  (v) the repurchase or redemption of the Company's common stock pursuant to the terms of the several Restricted Stock Agreements, each dated as of February 25, 1988, between the Company and each of Thomas H. Quinn, Jonathan F. Boucher and John R. Lowden, the Restricted Stock Agreement, dated as of January 1, 1992, between the Company and Thomas H. Quinn, the Restricted Stock Agreements, each dated as of

                           January 1, 1992, between the Company and each of Jonathan F. Boucher, Adam Max and Thomas H. Quinn, and the Restricted Stock Agreement, dated as of May 16, 1997, between the Company and Thomas H. Quinn, in each case as amended or supplemented, up to an aggregate amount not to exceed $7,500,000;

                  (vi) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, pursuant to intercompany Indebtedness, intercompany management agreements, intercompany tax sharing agreements, and other intercompany agreements and obligations;

                  (vii) the payment of directors' fees in an annual aggregate amount not to exceed $250,000;

                  (viii) to the extent constituting Restricted Payments, if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the payment of consulting, financial and investment banking fees (but not limiting the payment of indemnities, expenses and other amounts) under the TJC Management Consulting Agreement, provided that the obligation of the Company to pay such fees under the TJC Management Consulting Agreement shall be subordinated expressly to the Company's Obligations on the Securities;

                  (ix) the purchase, redemption, retirement or other acquisition of the Discount Debentures required by their terms to be purchased, redeemed, retired or acquired with the net proceeds from asset sales (as defined in the instrument evidencing such subordinated Indebtedness) or upon a change of control (as defined in the instrument evidencing such subordinated Indebtedness);

                  (x) the exchanging, refinancing or refunding of subordinated Indebtedness through the Issuance of subordinated Indebtedness so long as the subordinated Indebtedness to be Issued is Refinancing Indebtedness permitted under Section 4.7;

                  (xi) to the extent constituting Restricted Payments, any payments made in connection with the Plan, the Prior Offering and the Offering;

                  (xii) Restricted Investments received as consideration for the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary, provided that the Company complies with Section 4.14;

                  (xiii) any Restricted Investment constituting securities or instruments of a

                           Person Issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such Person;

                  (xiv) any Restricted Investment constituting an equity investment in a Receivables Subsidiary; provided that the aggregate amount of such equity investments does not exceed $1,000,000; and

                  (xv) guarantees by the Company of Capital Lease Obligations of Nonrestricted Subsidiaries in an aggregate principal or face amount not exceeding the aggregate principal or face amount of capital leases of the Nonrestricted Subsidiaries guaranteed by the Company on July 25, 1997.

Section 4.6.      CORPORATE EXISTENCE.

           Subject to Section 4.14 and Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of its Restricted Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.7.      LIMITATION ON INCURRENCE OF INDEBTEDNESS.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, Issue any Indebtedness (other than the Indebtedness represented by the Securities), unless the Company's Cash Flow Coverage Ratio for the four full fiscal quarters next preceding the date such additional Indebtedness is Issued would have been at least (i) 1.7 to 1, if such date is between the date of original Issuance of the Securities and June 30, 1999, (ii) 1.85 to 1, from July 1, 1999, through June 30, 2001, or (iii) 2.0 to 1, from July 1, 2001, and thereafter, in each case determined on a Pro Forma Basis as if such additional Indebtedness and any other Indebtedness Issued since the end of the applicable four-quarter period had been Issued at the beginning of such four-quarter period.

                  (b)      Section 4.7(a) will not apply to the Issuance of:

                  (i) Indebtedness of the Company and/or its Restricted Subsidiaries up to the greater of (A) $75.0 million in aggregate principal amount pursuant to the Credit Agreement and (B) an aggregate principal amount up to the sum of (x) 85% of the book value of the Company and its Restricted Subsidiaries' Receivables on a consolidated basis and (y) 65% of the book value of the Company and its Restricted Subsidiaries' inventories on a consolidated basis;

                  (ii) Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Receivables Financing;

                  (iii) Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to (A) their properties, assets and rights as of the date of original Issuance of the Securities up to $20,000,000 in aggregate principal amount, or (B) their properties, assets and rights acquired after the date of original Issuance of the Securities, provided that such Indebtedness under this Section 4.7(b)(iii)(B) does not exceed 100% of the cost of such properties, assets and rights;

                  (iv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25,000,000 (all or any portion of which may be Issued as additional Indebtedness under the Credit Agreement); and

                  (v)      Other Permitted Indebtedness.

Section 4.8.      LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (a) Except as otherwise set forth in this Indenture, neither the Company nor any of its Restricted Subsidiaries may make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into any or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

                  (b) Neither the Company nor any of its Restricted Subsidiaries may engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5,000,000 (including cash and noncash payments and benefits valued at their fair market value by the Board of Directors in good faith) unless the Company delivers to the Trustee (i) a resolution of the Board of Directors stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture, and (ii) an opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary and the Holders of Securities, in each case from a financial point of view by an investment banking firm of national prominence that is not an Affiliate of the Company.

                  (c) Notwithstanding Sections 4.8(a) and (b), this Section 4.8 will not apply to (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, (ii) any Restricted Payments permitted pursuant to Section 4.5, (iii) payments of fees and other amounts expressly due under any SAR Agreements, the Subsidiary Advisory Agreements, the Subsidiary Consulting Agreements, the Tax Sharing Agreement, the JI Properties Service Agreement, the Transition Agreement and the TJC Management Consulting Agreement, provided that any amendments, supplements, modifications, substitutions, renewals or replacements of the foregoing agreements are approved by a majority of the Board of Directors (including a majority of the disinterested directors, if any) as fair to the Company and the Holders of Securities, (iv) the payment of reasonable and customary directors' fees to directors of the Company and its Restricted Subsidiaries, (v) transactions in connection with a Receivables Financing or
(vi) payments and transactions in connection with the Offering.

Section 4.9.      LIMITATION ON LIENS.

           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any asset now owned or hereafter acquired by them, or any income or profits therefrom or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

Section 4.10.     COMPLIANCE WITH LAWS, TAXES.

           The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole.

           The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except those contested in good faith and by appropriate proceedings.

Section 4.11. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary,

                  (ii)     make loans or advances to the Company, or

                  (iii) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of:

                           (A)      applicable law,

                           (B) Indebtedness permitted (x) under Section 4.7(a),
                           (y) under Sections 4.7(b)(i), (ii) and (iv) and clauses (i), (vii) and (ix) of the definition of Other Permitted Indebtedness, or (z) Restricted Payments and agreements or instruments evidencing Restricted Payments permitted under Section 4.5,

                           (C) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary,

                           (D) customary provisions of any franchise, distribution or similar agreement,

                           (E) any instrument governing Indebtedness or any other encumbrance or restriction of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

                           (F) Indebtedness or other agreements existing on the Issue Date,

                           (G) any Refinancing Indebtedness of Indebtedness described in Section 4.7(b)(i), (ii), (iii) and (iv) and clauses (i), (vi), and (ix) of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the Holders than the encumbrances and restrictions in the refinanced Indebtedness,

                           (H) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary,

                           (I) the terms of any Indebtedness of the Company incurred in connection with Section 4.7, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is permitted by this
                           Section 4.11, and

                           (J) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

                  (b) Nothing contained in this Section 4.11 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or its Restricted Subsidiaries that are subject to Permitted Liens.

Section 4.12.     MAINTENANCE OF OFFICE OR AGENCIES.

           The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of any Agent) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

           The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee located at 100 Wall Street, 20th Floor, New York, NY 10005 as one such office or agency of the Company in accordance with Section 2.3.

Section 4.13.     CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder shall have the right to require the Company to purchase such Holder's Securities pursuant to an Offer at a purchase price equal to 101% of the aggregate principal amount of such Securities, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date. Although the failure of the Company to purchase all Securities tendered in such an Offer shall be a Default, if the Company is unable to purchase all Securities and Series B Notes tendered in such an Offer, the Company shall nevertheless purchase the maximum principal amount of Securities that it is able to purchase at that time in accordance with the provisions of Section 3.2.

                  (b) In the event of a Change of Control, the Company shall not offer to purchase or redeem any subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the Change of Control Offer for the Securities has been consummated and all Securities tendered pursuant to such Offer have been accepted for payment.

Section 4.14.     LIMITATION ON ASSET SALES.

                  (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $2,500,000 unless at least (A) 50% of the consideration thereof received by the Company is in the form of cash and/or Cash Equivalents and/or Marketable Securities and (B) 75% of the Net Proceeds from such Asset Sale are applied to one or more of the following in such combination as the Company shall elect: (i) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at that time; provided that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"), (ii) the purchase, redemption or other prepayment or repayment of outstanding senior Indebtedness on or prior to the Asset Sale Disposition Date or (iii) an Offer expiring on or prior to the Purchase Date.

                  (b) Any Net Proceeds from any Asset Sale that are not applied or invested as provided in Section 4.14(a)(i) or (a)(ii) shall constitute "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds exceeds $10,000,000 (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to purchase the maximum principal amount of Securities and Series B Notes (the "Asset Sale Offer Amount") then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date.

                  (d) To the extent that any Excess Proceeds remain after completion of the Offer, the Company may use such remaining amount for general corporate purposes.

                  (e) Upon completion of each such Offer, the amount of Excess Proceeds shall be reset to zero.

                  (f) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied pursuant to this
Section 4.14, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. The Company will promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is not prohibited under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Sale had occurred on the date of repatriation.

Section 4.15. LIMITATION ON GUARANTEES OF COMPANY INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

                  (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company other than the Securities ("Other Indebtedness") unless:

                  (i) such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities then outstanding by such Restricted Subsidiary to the same extent as the guarantee (the "Other Indebtedness Guarantee") of the Other Indebtedness (including waiver of subrogation, if any), and

                  (ii) if the Other Indebtedness guaranteed by such Restricted Subsidiary is:

                           (A) senior Indebtedness, the guarantee for the Securities shall be equal in right of payment with the Other Indebtedness Guarantee, and

                           (B) subordinated Indebtedness, the guarantee for the Securities shall be senior in right of payment to the Other Indebtedness Guarantee,

                  provided that the foregoing will not limit or restrict guarantees Issued by any Restricted Subsidiary in respect of Indebtedness of other Restricted Subsidiaries.

                  (b) Each guarantee of the Securities created by a Restricted Subsidiary pursuant to Section 4.15(a) shall be in form and substance satisfactory to the Trustee and shall provide, among other things, that it shall be automatically and unconditionally released and discharged upon:

                  (i) any sale, exchange or transfer permitted by this Indenture to any Person not an Affiliate of the Company of (A) all of the Company's Capital Stock in such Restricted Subsidiary, or (B) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with Section 4.14, or

                  (ii) the release or discharge of the Other Indebtedness Guarantee that resulted in the creation of such guarantee of the Securities, except a discharge or release by or as a result of payment under such Other Indebtedness Guarantee.


                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.1.      MERGER OR CONSOLIDATION.

                  (a) The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person (any such consolidation, merger or sale being a "Disposition") unless:

                  (i) the successor entity of such Disposition or the Person to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under this Indenture and the Securities;

                  (iii) immediately after such Disposition, no Default or Event of Default exists; and

                  (iv) the entity (the "Successor Corporation") formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall

                           (A) have Consolidated Net Worth (immediately after the Disposition but prior to any purchase accounting adjustments resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition,

                           (B)      be permitted immediately after the
                                    Disposition by the terms of Section 4.7(a) to Issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis pursuant to Section 4.7(a), and

                           (C) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four-quarter period.

           Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Disposition and such supplemental indenture comply with this Indenture.

Section 5.2.      SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any Disposition, the successor corporation resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation has been named as the Company herein; provided, however, that neither the Company nor any Successor Corporation shall be released from its Obligation to pay the principal of, and premium, if any, and interest on, the Securities.


                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.1.      EVENTS OF DEFAULT.

                  (a)      An "Event of Default" is

                  (1) a default for 30 days in payment of interest on the Securities;

                  (2) a default in payment when due of principal or premium, if any;

                  (3) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Securities and the Default continues for the period, if applicable, and after the notice specified in Section 6.1(b);

                  (4) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be Issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness exists prior to or is created after the Issue Date; if

                           (A) either (i) such default results from the failure to pay principal of or interest on any such Indebtedness and such default continues for 30 days beyond any applicable grace period, or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity; and

                           (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been accelerated, aggregates in excess of $15,000,000;

                  (5) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $7,500,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default continues for the period and after the notice specified in Section 6.1(b);

                  (6) in existence when the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors; and

                  (7) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                           (C) order the liquidation of the Company or any Significant Subsidiary,

                             and any such order or decree remains unstayed and in effect for 60 days.

                  (b) A Default under Section 6.1(a)(3)(other than a Default under Sections 4.5, 4.7, 4.8, 4.11, 4.13, 4.14, 4.15, and 5.1 any of which shall be an Event of Default with the notice but without the passage of time specified in this Section 6.1(b)) or Section 6.1(a)(5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  (c) In the case of any Event of Default pursuant to Section 6.1(a) occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have to pay if the Company then had elected to redeem the Securities pursuant to paragraph 5 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

Section 6.2.      ACCELERATION.

                  (a) Upon the occurrence of any Event of Default (other than an Event of Default under Section 6.1(a)(6) or (a)(7)), the Trustee or the Holders of a least 25% in principal amount of the then outstanding Securities may declare all outstanding Securities to be due and payable immediately and, upon such declaration, the principal amount and premium, if any, of all such Securities, and any accrued interest and Liquidated Damages, if any, on, all such Securities to the date of payment shall be due and payable immediately; provided, however, that if an Event of Default arises under Section 6.01(a)(6) or (a)(7) the principal amount of, and premium, if any, and any accrued and unpaid interest and Liquidated Damages, if any, on, all such Securities, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  (b) The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind any such declaration of acceleration of such Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the nonpayment of principal of, or premium, if any, or interest and Liquidated Damages, if any, on, the Securities which shall have become due by such declaration) shall have been cured or waived.

                  (c) If there has been a declaration of acceleration of the Securities because an Event of Default under Section 6.1(a)(4) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.1(a)(4) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days thereof and if:

                  (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction,

                  (ii) all existing Events of Default, except non-payment of principal or interest that shall have become due solely because of the acceleration, have been cured or waived, and

                  (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above.

Section 6.3.      OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest and Liquidated Damages, if any, on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.      WAIVER OF PAST DEFAULTS.

           The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any Security (which may be waived only with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall deemed to have been cured for every purpose of this Indenture; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.      CONTROL BY MAJORITY.

           Subject to Section 7.1(e), the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 6.6.      LIMITATION ON SUITS.

           A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (i) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

           Holders of the Securities may not enforce this Indenture, except as provided herein.

Section 6.7.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, interest and Liquidated Damages, if any, on a Security, on or after a respective due date expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

Section 6.8.      COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.1(a)(1) or (a)(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, interest and Liquidated Damages, if any, remaining unpaid on the Securities, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

Section 6.9.      TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims, and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under
Section 7.7. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

Section 6.10. PRIORITIES.

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:            to the Trustee for amounts due under Section 7.7;

         Second: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11.     UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                   ARTICLE 7.
                                    TRUSTEE

Section 7.1.      DUTIES OF TRUSTEE.

                  (a) If any Event of Default occurs (and has not been cured), the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements and to confirm the correctness of all mathematical computations.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of Section
                           7.1(b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to
                           Section 6.5.

                  (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and
(c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with the Company. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

Section 7.2.      RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

                  (f) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance by the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.1, 6.1(a)(i) or 6.1(a)(ii), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to the continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.      TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or for any money paid to the Company or upon the Company's direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture, other than its certificate of authentication.

Section 7.5.      NOTICE TO HOLDERS OF DEFAULTS AND EVENTS OF DEFAULT.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to redeem Securities called for redemption or any failure to purchase Securities tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

Section 7.6.      REPORTS BY TRUSTEE TO HOLDERS.

           Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with ss. 313(a) of the TIA (but if no event described in ss. 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with ss. 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by ss. 313(c) of the TIA.

           Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.7.      COMPENSATION AND INDEMNITY.

           The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Company shall indemnify the Trustee against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The Company's Obligations under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

           The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through negligence or bad faith.

           To secure the Company's payment of its Obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property the Trustee holds or collects, except that held in trust to pay principal of, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(6) or (a)(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

Section 7.8.      REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if

                  (i)      the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

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

                  (iv)     the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided, that the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace any successor Trustee the Company appoints.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
           If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to such replacement.

Section 7.9.      SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

           The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $25 million ($100 million in the case of any successor Trustee) as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of ss. 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to ss. 310(b) of the TIA.

Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

           The Trustee is subject to ss. 311(a) of the TIA, excluding any creditor relationship listed in ss. 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to ss. 311(a) of the TIA to the extent indicated therein.


                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

Section 8.1.      DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

                  (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.1(c) and 8.6, cease to be of further effect.

                  (b) Subject to Sections 8.1(c), 8.2, and 8.6, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.13, 4.14 and 4.15, and the
operation of Sections 5.1(a)(iii), 5.1(a)(iv) or 6.1(a)(3) through (a)(7) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

           If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(a)(3) through (a)(7) or because of the Company's failure to comply with
Section 5.1(a)(iii) or 5.1(a)(iv).

           Upon satisfaction of the conditions set forth herein and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.4, 7.7, 7.8, 8.4, 8.5,
and 8.6, and the Trustee's and the Paying Agent's Obligations in Section 8.4 shall survive until the Securities have been paid in full. Thereafter, the Company's Obligations in Sections 7.7 and 8.5 and the Company's, Trustee's and Paying Agent's Obligations in Section 8.4 shall survive.



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

Section 8.2.      CONDITIONS TO DEFEASANCE.

           The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment in full of the principal of and any premium due on, the Securities, and any accrued and unpaid interest, and Liquidated Damages, if any, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, interest and Liquidated Damages, if any, when due on all the Securities to maturity or redemption, as the case may be;

                  (3) since the Company's irrevocable deposit provided for in Section 8.2(1) 91 days have passed;

                  (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

                  (5) the deposit does not constitute a default under any other agreement binding on the Company;

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;



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

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as this Article 8 contemplates have been satisfied.

           Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Securities at a future date in accordance with Article 3.

Section 8.3.      APPLICATION OF TRUST MONEY.

           The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.4.      REPAYMENT TO COMPANY.

           After the Securities have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities they hold.

           The Trustee and the Paying Agent shall pay to the Company upon written request any money they hold for the payment of principal, premium or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York (including, without limitation, The Wall Street Journal). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.5.      INDEMNITY FOR GOVERNMENT OBLIGATIONS.

           The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6.      REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of principal of, or premium, if any, or interest on any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.


                                   ARTICLE 9.
                                   AMENDMENTS

Section 9.1.      AMENDMENTS AND SUPPLEMENTS PERMITTED WITHOUT CONSENT OF
                  HOLDERS.

           Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (c) to provide for the assumption by a Successor Corporation of the Company's Obligations to the Holders in the event of a Disposition pursuant to Article 5;

                  (d) to comply with the Commission's requirements to effect or maintain the qualification of this Indenture under the TIA; or

                  (e) to make any change that does not materially adversely affect any Holder's legal rights hereunder.

           Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture and the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.      AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS.

           Subject to Section 6.7, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to Sections 6.4 and 6.7, the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) may also waive any existing Default or Event of Default (other than a payment Default) and its consequences or compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

           Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including default interest as set forth in
                           Section 4.1, on any Security or alter the redemption or purchase provisions with respect thereto;

                  (3) reduce the principal of or change the fixed maturity of any Security;

                  (4) make any Security payable in money other than that stated in the Security;

                  (5) make any change in Section 6.4 or 6.7 or in this sentence of this Section 9.2; or

                  (6) waive a default in the payment of the principal of, or premium, if any, or interest and Liquidated Damages, if any, on, or redemption or purchase payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration).

Section 9.3.      COMPLIANCE WITH TIA.

           Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

Section 9.4.      REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Securities entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Securities after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

           After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of
Section 9.2. In such case the amendment or waiver shall bind each Holder who has consented to it and every subsequent holder of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.5.      NOTATION ON OR EXCHANGE OF SECURITIES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may Issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or Issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.      TRUSTEE PROTECTED.

           The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                  ARTICLE 10.
                                 MISCELLANEOUS

Section 10.1.     TRUSTEE INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by the operation of ss. 318(c) of the TIA, the imposed duties shall control.

Section 10.2.     NOTICES.

           Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next-day delivery to the other's address:

         If to the Company:

                  Jordan Industries, Inc.
                  ArborLake Centre
                  1751 Lake Cook Road, Suite 300
                  Deerfield, Illinois 60015
                  Telecopier No.:  (847) 945-9645

         If to the Trustee:

                  U.S. Bank Trust National Association
                  180 East Fifth Street
                  St. Paul, MN 55011
                  Attn.:  Corporate Trust Department
                  Telecopier No.:  (651) 244-0711

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand if personally delivered; the date receipt is acknowledged if mailed by registered or certified mail; when answered back if telecopied; and the next Business Day after timely delivery to the courier if sent by overnight air courier guaranteeing next-day delivery.

           Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

           Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

Section 10.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (a) an Officers' Certificate (which shall include the statements set forth in Section 10.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

Section 10.5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

                    (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

Section 10.6.     RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7.     LEGAL HOLIDAYS.

           If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8.     NO RECOURSE AGAINST OTHERS.

           No director, officer, employee or stockholder of the Company shall have any liability for any Obligations of the Company under the Securities, the Registration Rights Agreement or the Indenture or for any Claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the Issuance of the Securities.

Section 10.9.     COUNTERPARTS.

           This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10.    VARIABLE PROVISIONS.

           The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first certificate pursuant to Section
4.3 shall be for the fiscal year ending on December 31, 1999.

Section 10.11.    GOVERNING LAW.

           The internal laws of the State of New York shall govern this Indenture and the Securities, without regard to the conflict-of-laws provisions thereof.

Section 10.12.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.13.    SUCCESSORS.

           All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14.    SEVERABILITY.

           If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15.    TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Dated as of March 22, 1999                JORDAN INDUSTRIES, INC.


                                          By: /s/ Gordon L. Nelson
                                          Name: Gordon L. Nelson


Dated as of March 22, 1999                U.S. BANK TRUST NATIONAL ASSOCIATION,
                                                as Trustee


                                          By: /s/ Richard Prokosch
                                          Name: Richard Prokosch





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

                                                                      EXHIBIT A

                               (Face of Security)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

"THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7)) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT,

                  (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AS BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING.

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" (AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE "ISSUE PRICE" OF THE
NOTE IS 96.62% OF ITS PRINCIPAL AMOUNT, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS 3.38% OF ITS PRINCIPAL AMOUNT, THE "ISSUE DATE" OF THE NOTE IS MARCH 22, 1999 AND THE NOTE'S "YIELD TO MATURITY" ON THE ISSUE DATE IS 11.00%, COMPOUNDED SEMI-ANNUALLY.

                            JORDAN INDUSTRIES, INC.
                              10 3/8% SENIOR NOTE
                                    DUE 2007

NO.                                                                          $
CUSIP NO.

                  Jordan Industries, Inc., an Illinois corporation (the "Company"), as obligor, for value received promises to pay to __________ or registered assigns, the principal sum of _______ Dollars on August 1, 2007. Interest Payment Dates: February 1 and August 1 and on the maturity date. Record Dates: January 15 and July 15 (whether or not a Business Day).

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                            Dated:


                            JORDAN INDUSTRIES, INC.

                            By:
                                     Name:
                                     Title:


                            By:
                                     Name:
                                     Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION
  as Trustee


By:___________________________________
    Authorized Signature

                               (Back of Security)

                   10 3/8% [SERIES C] [SERIES D] SENIOR NOTE
                                    DUE 2007

           1. Interest. Jordan Industries, Inc., (the "Company") promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 10 3/8% per annum from February 1, 1999 until maturity. The Company will pay Liquidated Damages pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semiannually in cash on February 1 and August 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 1, 1999; provided that the first Interest Payment Date shall be August 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the record date for the next Interest Payment Date even if such Notes are canceled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company shall pay principal, premium, if any, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

           3. Paying Agent and Registrar. U.S. Bank Trust National Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

           4. Indenture. The Company issued the Notes under an Indenture dated as of March 22, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the TIA for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned than in the Indenture). The Notes are unsecured general obligations of the Company limited to $155,000,000 in aggregate principal amount.

           5. Optional Redemption. Except as described in paragraph 6 below, the Notes may not be redeemed at the option of the Company prior to August 1, 2002. During the twelve (12) month period beginning August 1 of the years indicated below, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption:

                  Year                                    Percentage
                  2002....................................105.188 %
                  2003....................................102.594 %
                  2004 and thereafter.....................100.000 %

           6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Notes under certain circumstances pursuant to Section 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

           7. Mandatory Offers to Purchase Notes. (a) Following the occurrence of a Change of Control (the "Change of Control Trigger Date"), the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

           (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of the Indenture.

           (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control or Asset Sale Offer
(collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

           (d) The Company will comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

           8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $1000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

           9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer.

           10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

           11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture and the Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certified Notes; provide for the assumption by another corporation of the Company's obligations to the Holders in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the TIA; or, make any change that does not materially adversely effect any Holder's rights under the Indenture. Certain provisions of the Indenture cannot be amended without the consent of each Holder affected thereby.

           12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on the Notes; default in payment of principal of or premium, if any, on the Notes; failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes; certain defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be immediately due and payable in an amount equal to the principal amount of such Notes, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of the Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holder notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

           13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or any Affiliates, and may otherwise deal with the Company or any Affiliates, as if it were not Trustee.

           14. No Recourse Against Others. No director, officer, employee or stockholder of the Company shall have any liability for any Obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such Obligations or the creation of any such Obligation. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

           15. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, conveyance, lease or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

           16. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

           17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of March 22, 1999, among the Company and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined therein) to the extent provided therein.

           The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Jordan Industries, Inc., ArborLake Centre, 1751 Lake Cook Road, Suite 300, Deerfield, Illinois 60015.

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:____________________


                          Your Signature:   __________________________________
                                            (Sign exactly as your name appears
                                             on the other side of this Note)


Signature Guarantee*


----------------

*   NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


             (1) The Securities Transfer Agent Medallion Program (STAMP);
             (2) The New York Stock Exchange Medallion Program (MSP);
             (3) The Stock Exchange Medallion Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box: [ ]

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box: [ ]

         If you elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1000 only):


$______________________________

Date:__________________________     Your Signature:_________________________
                                       (Sign exactly as your name appears
                                       on the face of this Note)


Signature Guarantee*

--------------


*        NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


                  (1) The Securities Transfer Agent Medallion Program (STAMP);
                  (2) The New York Stock Exchange Medallion Program (MSP);
                  (3) The Stock Exchange Medallion Program (SEMP).

SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES2

         The following exchanges of a part of this Global Note for Certificated Notes have been made:

                                                                               Principal Amount of
                            Amount of decrease in    Amount of increase in       this Global Note
                             Principal Amount of      Principal Amount of    following such decrease  Signature of authorized
     Date of Exchange          this Global Note         this Global Note          (or increase)          officer of Trustee
-------------------------------------------------------------------------------------------------------------------------------



































                                                                      EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:[Series C] [Series D] 10 3/8% Senior Notes due 2007 (the "Notes") of Jordan Industries, Inc.

         This Certificate relates to $______ principal amount of Notes held in
* [ ] book-entry or * [ ] definitive form by _______________________ (the
"Transferor").

The Transferor, by written order, has requested the Trustee:

[] to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[] to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because such Note:

[]       is being acquired for the Transferor's own account, without transfer;

[]       is being transferred pursuant to an effective registration statement;

[] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

[] is being transferred to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act;**

[] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;***

[] is being transferred pursuant to Rule 144 under the Securities Act;*** or

[] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
         __________________________________________).***

                          [INSERT NAME OF TRANSFEROR]


                       By:_______________________________

Date:_____________________

*        Check applicable box.
** If this box is checked, this certificate must be accompanied by a transferee letter of representations.
*** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                                                      EXHIBIT C

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Jordan Industries, Inc.
ArborLake Centre
1751 Lake Cook Road
Deerfield, Illinois 60015

           Re:  10 3/8% [Series C][Series D]] Senior Notes due 2007

           Reference is hereby made to the Indenture, dated as of March 22, 1999 (the "Indenture"), between Jordan Industries, Inc., as issuer (the "Company"), and U.S. Bank Trust, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           In connection with our proposed purchase of $____________ aggregate principal amount of:

           (a)   [ ]       a beneficial interest in a Global Note, or

           (b)   [ ]       a Definitive Note,

           we confirm that:

           1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

           2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

           3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       [Insert Name of Accredited Investor]


                                       By:
                                        Name:
                                        Title:


Dated:

                            JORDAN INDUSTRIES, INC.

                                      AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                   AS TRUSTEE


                                  $155,000,000

                             SERIES C AND SERIES D

                         10 3/8% SENIOR NOTES DUE 2007




                                   INDENTURE
                           DATED AS OF MARCH 22, 1999

Trust Indenture
Act Section                                                 Indenture Section

310(a)(1).....................................................     7.10
   (a)(2).....................................................     7.10
   (a)(3).....................................................     N.A.4**
   (a)(4).....................................................     N.A.
   (a)(5).....................................................     7.10
   (b)........................................................     7.10
   (c)........................................................     N.A.
311(a)........................................................     7.11
   (b)........................................................     7.11
   (c)........................................................     N.A.
312(a)........................................................      2.5
   (b)........................................................     10.3
   (c)........................................................     10.3
313(a)........................................................      7.6
   (b)(1).....................................................     N.A.
   (b)(2).....................................................      7.6
   (c)........................................................7.6; 10.2
   (d)........................................................      7.6
314(a)........................................................4.2; 10.2
   (b)........................................................     N.A.
   (c)(1).....................................................     10.4
   (c)(2).....................................................     10.4
   (c)(3).....................................................     N.A.
   (d)........................................................     N.A.
   (e)........................................................     10.5
   (f)........................................................     N.A.
315(a)........................................................      7.1
   (b)........................................................7.5; 10.2
   (c)........................................................      7.1
   (d)........................................................      7.1
   (e)........................................................     6.11
316(a)(last sentence).........................................      2.9
   (a)(1)(A)..................................................      6.5
   (a)(1)(B)..................................................      6.4
   (a)(2).....................................................     N.A.
   (b)........................................................      9.2

317(a)(1).....................................................      6.8
   (a)(2).....................................................      6.9
   (b)........................................................      2.4
318(a)........................................................     10.1

                                              TABLE OF CONTENTS


                                                                                                               PAGE
                              ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1. Definitions..........................................................................................1
Section 1.2. Other Definitions...................................................................................19
Section 1.3. Incorporation by Reference of Trust Indenture Act...................................................20
Section 1.4. Rules of Construction...............................................................................20

                                             ARTICLE 2. THE SECURITIES

Section 2.1. Form and Dating.....................................................................................20
Section 2.2. Execution and Authentication........................................................................21
Section 2.3. Registrar and Paying Agent..........................................................................22
Section 2.4. Paying Agent to Hold Money in Trust.................................................................22
Section 2.5. Holder Lists........................................................................................22
Section 2.6. Transfer and Exchange...............................................................................22
Section 2.7. Replacement Securities..............................................................................26
Section 2.8. Outstanding Securities..............................................................................27
Section 2.9. Treasury Securities.................................................................................27
Section 2.10. Temporary Securities...............................................................................27
Section 2.11. Cancellation.......................................................................................28
Section 2.12. Defaulted Interest.................................................................................28
Section 2.13. Record Date........................................................................................28
Section 2.14. CUSIP Number.......................................................................................28
Section 2.15. Legends............................................................................................28

                                               ARTICLE 3. REDEMPTION

Section 3.1. Notices to Trustee..................................................................................29
Section 3.2. Selection of Securities to Be Redeemed or Purchased.................................................30
Section 3.3. Notice of Redemption................................................................................30
Section 3.4. Effect of Notice of Redemption......................................................................31
Section 3.5. Deposit of Redemption Price.........................................................................31
Section 3.6. Securities Redeemed in Part.........................................................................32
Section 3.7. Optional Redemption Provisions......................................................................32
Section 3.8. Mandatory Purchase Provision........................................................................32

                                               ARTICLE 4. COVENANTS

Section 4.1. Payment of Securities...............................................................................35
Section 4.2. SEC Reports.........................................................................................35
Section 4.3. Compliance Certificate..............................................................................36
Section 4.4. Stay, Extension and Usury Laws......................................................................37


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Section 4.5. Limitation on Restricted Payments...................................................................37
Section 4.6. Corporate Existence.................................................................................41
Section 4.7. Limitation on Incurrence of Indebtedness............................................................41
Section 4.8. Limitation on Transactions with Affiliates..........................................................42
Section 4.9. Limitation on Liens.................................................................................43
Section 4.10. Compliance with Laws, Taxes........................................................................43
Section 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries...........43
Section 4.12. Maintenance of Office or Agencies..................................................................45
Section 4.13. Change of Control..................................................................................46
Section 4.14. Limitation on Asset Sales..........................................................................46
Section 4.15. Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries........................47

                                               ARTICLE 5. SUCCESSORS

Section 5.1. Merger or Consolidation.............................................................................48
Section 5.2. Successor Corporation Substituted...................................................................49

                                         ARTICLE 6. DEFAULTS AND REMEDIES

Section 6.1. Events of Default...................................................................................49
Section 6.2. Acceleration........................................................................................51
Section 6.3. Other Remedies......................................................................................52
Section 6.4. Waiver of Past Defaults.............................................................................52
Section 6.5. Control by Majority.................................................................................52
Section 6.6. Limitation on Suits.................................................................................52
Section 6.7. Rights of Holders to Receive Payment................................................................53
Section 6.8. Collection Suit by Trustee..........................................................................53
Section 6.9. Trustee May File Proofs of Claim....................................................................54
Section 6.10. Priorities.........................................................................................54
Section 6.11. Undertaking for Costs..............................................................................54

                                                ARTICLE 7. TRUSTEE

Section 7.1. Duties of Trustee...................................................................................55
Section 7.2. Rights of Trustee...................................................................................56
Section 7.3. Individual Rights of Trustee........................................................................56
Section 7.4. Trustee's Disclaimer................................................................................57
Section 7.5. Notice to Holders of Defaults and Events of Default.................................................57
Section 7.6. Reports by Trustee to Holders.......................................................................57
Section 7.7. Compensation and Indemnity..........................................................................57
Section 7.8. Replacement of Trustee..............................................................................58
Section 7.9. Successor Trustee by Merger, etc....................................................................59
Section 7.10. Eligibility; Disqualification......................................................................59
Section 7.11. Preferential Collection of Claims Against Company..................................................60

                                         ARTICLE 8. DISCHARGE OF INDENTURE

Section 8.1. Discharge of Liability on Securities; Defeasance....................................................60


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Section 8.2. Conditions to Defeasance............................................................................61
Section 8.3. Application of Trust Money..........................................................................62
Section 8.4. Repayment to Company................................................................................62
Section 8.5. Indemnity for Government Obligations................................................................62
Section 8.6. Reinstatement.......................................................................................63

                                               ARTICLE 9. AMENDMENTS

Section 9.1. Amendments and Supplements Permitted Without Consent of Holders.....................................63
Section 9.2. Amendments and Supplements Requiring Consent of Holders.............................................64
Section 9.3. Compliance with TIA.................................................................................65
Section 9.4. Revocation and Effect of Consents...................................................................65
Section 9.5. Notation on or Exchange of Securities...............................................................65
Section 9.6. Trustee Protected...................................................................................66

                                             ARTICLE 10. MISCELLANEOUS

Section 10.1. Trustee Indenture Act Controls.....................................................................66
Section 10.2. Notices............................................................................................66
Section 10.3. Communication by Holders with Other Holders........................................................67
Section 10.4. Certificate and Opinion as to Conditions Precedent.................................................67
Section 10.5. Statements Required in Certificate or Opinion......................................................67
Section 10.6. Rules by Trustee and Agents........................................................................68
Section 10.7. Legal Holidays.....................................................................................68
Section 10.8. No Recourse Against Others.........................................................................68
Section 10.9. Counterparts.......................................................................................68
Section 10.10. Variable Provisions...............................................................................69
Section 10.11. Governing Law.....................................................................................69
Section 10.12. No Adverse Interpretation of Other Agreements.....................................................69
Section 10.13. Successors........................................................................................69
Section 10.14. Severability......................................................................................69
Section 10.15. Table of Contents, Headings, etc..................................................................69
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